UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   May 16, 2017
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K filed by First Northern Community Bancorp (the "Company") with the U.S. Securities and Exchange Commission on May 18, 2017 (the "Initial Form 8-K").  The Initial Form 8-K reported the final voting results of the Company's 2017 Annual Meeting of Shareholders held on May 16, 2017 (the "2017 Annual Meeting").  The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct non-binding shareholder advisory votes on the compensation of its named executive officers.  Other than this additional disclosure, no changes are being made to the Initial Form 8-K.

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(d)
As previously reported in the Initial Form 8-K, at the 2017 Annual Meeting, the Company's shareholders voted on, among other matters, a non-binding advisory proposal concerning the frequency of future advisory votes on the compensation of the Company's named executive officers.  The results of this non-binding advisory vote were reported in the initial Form 8-K.  The Company has determined that it will hold a non-binding shareholder advisory vote on the compensation of the Company's named executive officers every three years until the Company holds its next shareholder advisory vote on the frequency of such advisory votes or until the Company's Board of Directors otherwise determines that a different frequency for such non-binding advisory votes is in the best interests of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2017	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer/Chief Financial Officer